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                                                                    EXHIBIT 10.1

                              PERFUMANIA.COM, INC.
                        1999 INCENTIVE STOCK OPTION PLAN


                                    ARTICLE I
                            ESTABLISHMENT OF THE PLAN

         perfumania.com, inc. (the "Corporation") hereby establishes this 1999 Incentive Stock Option Plan (the "Plan") upon the terms and conditions hereinafter stated.


                                   ARTICLE II
                               PURPOSE OF THE PLAN

         2.01 This Plan is intended to secure for the Corporation and its stockholders the benefits arising from ownership of the Corporation's common stock by those responsible for its future growth. The Plan is designed to help attract and retain superior Officers, Directors, Employees, and Advisors, to provide such personnel with an additional incentive to contribute to the success of the Corporation, and to promote a closer identity of interests between the Corporation's Shareholders and those responsible for its operations and management. All Incentive Stock Options issued under the Plan are intended to comply with the requirements of Section 422 of the Code, and the regulations thereunder, and all provisions under the Plan relating to Incentive Stock Options shall be read, interpreted and applied with that purpose in mind. Capitalized terms are defined in Article III, below.


                                   ARTICLE III
                                   DEFINITIONS

         3.01 "Acceleration Price" is the excess over the Option Price of the highest of the following on the date of a Change in Control: (a) the highest reported sales price of the Common Stock within the sixty days preceding the date of the Change in Control, as reported on any securities exchange or quotation system upon which the Common Stock is traded, (b) the highest tender offer price paid for the Common Stock, and (c) any cash merger or similar price. For Incentive Stock Options and Stock Appreciation Rights granted with respect to Incentive Stock Options, the Acceleration Price is limited to the spread between the Fair Market Value on the date of the purchase of such awards by the Company and the Option Price.

         3.02 "Acquiring Person" shall mean any Person who is or becomes a "beneficial owner" (as defined in Rule 13d-3 of the Exchange Act) of securities of the Company representing twenty-five percent (25%) or more of the combined voting power of the Company's then outstanding voting securities, unless such Person has filed Form 13G and all required amendments thereto with respect to its holdings and continues to hold such securities for



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investment in a manner qualifying such Person to utilize Form 13G for reporting of ownership.

         3.03 "Advisor" means any consultant, agent, or independent contractor who is neither a Director nor an Employee.

         3.04 "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act as in effect on the date hereof.

         3.05 "Award" means an Option or associated Stock Appreciation Right granted pursuant to the Article VIII or Article IX of this Plan, respectively.

         3.06     "Board" means the Board of Directors of the Corporation.

         3.07 "Cause" shall mean termination because of such person's dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule, or regulation (other than traffic violations or similar offenses) or final cease-and-desist order.

         3.08 "Change in Control" shall mean a change in control of the Corporation of a nature that would be required to be reported in response to
Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act.

                  In addition, without limitation, a Change in Control shall be deemed to have occurred if (i) any Person is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing twenty-five percent (25%) or more of the combined voting power of the Corporation's then outstanding securities, (ii) during any period of two consecutive years individuals who at the beginning of such period constitute the Board of the Corporation cease for any reason to constitute at least a majority thereof or to be Continuing Directors, unless the election, or the nomination for election by the Corporation's stockholders, of each director who was not a director at the date of grant has been approved in advance by directors representing at least two-thirds of the directors then in office who were directors at the beginning of the period, (iii) the stockholders of the Corporation approve a merger or consolidation of the Corporation with any other entity, other than a merger or consolidation that would result in the voting securities of the Corporation outstanding therefore continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Corporation outstanding immediately after such merger or consolidation; or (iv) the stockholders of the Corporation approve a plan of complete liquidation of the Corporation or an agreement for the sale or disposition by the Corporation of all or substantially all of the Corporation's assets. If any of the events enumerated in clauses (i) through (iv) occur, the Board shall determine the effective date of the Change in Control resulting therefrom for purposes of the Plan. Notwithstanding anything herein to the contrary, the Corporation will not



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be deemed to have experienced a Change in Control following the initial public offering of its stock.

         3.09     "Code" means the Internal Revenue Code of 1986, as amended.

         3.10 "Committee" means a committee of two or more directors appointed by the Board pursuant to Article IV hereof.

         3.11 "Common Stock" means shares of stock, $ 0.01 par value per share, of the Corporation.

         3.12 "Continuing Directors" shall mean any member of the Board who was a member of the Board prior to the date hereof, and any successor of a Continuing Director while such successor is a member of the Board who is not an Acquiring Person or an Affiliate or Associate of an Acquiring Person or of any such Affiliate or Associate and is recommended or elected to succeed the Continuing Director by a majority of the Continuing Directors.

         3.13 "Disability" means any physical or mental impairment which qualifies an individual for disability benefits under the applicable long-term disability plan maintained by the Corporation or, if no such plan applies, which would qualify such individual for disability benefits under the long-term disability plan maintained by the Corporation, if such individual were covered by that plan.

         3.14 "Effective Date" means the day upon which the Board approves this Plan.

         3.15 "Employee" means any person who is employed by the Corporation or is an Officer of the Corporation, but not including directors who are not also Officers of or otherwise employed by the Corporation.

         3.16 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         3.17 "Fair Market Value" means, with respect to a share of Common Stock, the average of the high and low quoted sales price on the date in question (or, if there is no reported sale on such date, on the last preceding date on which any reported sale occurred) of a Share on the Composite Tape for the New York Stock Exchange-Listed Stocks, or, if on such date the Shares are not quoted on the Composite Tape, on the New York Stock Exchange, or, if the Shares are not listed or admitted to trading on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which the Shares are listed or admitted to trading, or, if the Shares are not listed or admitted to trading on any such exchange, the mean between the closing high bid and low asked quotations with respect to a Share on such date on the NASDAQ System, or any similar system then in use, or, if no such quotations are available, the fair market value on such date of a Share as the Board shall determine.


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         3.18     "Incentive Stock Option" means any Option granted under this
Plan which the Board intends (at the time it is granted) to be an incentive stock option within the meaning of Section 422 of the Code or any successor thereto.

         3.19 "Non-Employee Director" means a member of the Board of the Corporation who is not an Officer or Employee of the Corporation.

         3.20 "Non-Qualified Option" means any Option granted under this Plan which is not an Incentive Stock Option.

         3.21 "Offering" means the initial public offering of Common Stock by the Corporation.

         3.22 "Officer" means an Employee whose position in the Corporation is that of a corporate officer, as determined by the Board.

         3.23 "Option" means a right granted under this Plan to purchase Common Stock.

         3.24 "Option Price" means the purchase price of each share of Common Stock subject to an Option.

         3.25 "Optionee" means a current or former Employee, Advisor, or Non-Employee Director to whom an Option is granted under the Plan.

         3.26 "Person" shall mean any individual, corporation, partnership, group, association or other "person", as such term is used in Section 13(d) and 14(d) of the Exchange Act.

         3.27 "Retirement" means a termination of employment which constitutes a "retirement" under any applicable qualified pension benefit plan maintained by the Corporation, or, if no such plan is applicable, which would constitute "retirement" under the Corporation's pension benefit plan, if such individual were a participant in that plan, or under any applicable policy of the Corporation.

         3.28     "Share" means shares of Common Stock.


                                   ARTICLE IV
                           ADMINISTRATION OF THE PLAN

         4.01 DUTIES OF THE COMMITTEE. The Plan shall be administered and interpreted by the Committee, as may be appointed from time to time by the Board or, if the Committee has not been appointed, by the full board. The Committee may adopt, amend and rescind such rules, regulations and procedures as it deems advisable, including, without limitation, rules, regulations


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and procedures which (i) deal with satisfaction of an Optionee's tax withholding obligation pursuant to Section 13.02 hereof, (ii) include arrangements to facilitate the Optionee's ability to borrow funds for payment of the exercise or purchase price of an Award, if applicable, from securities brokers and dealers, and (iii) include arrangements which provide for the payment of some or all of such exercise or purchase price by delivery of previously-owned shares of Common Stock or other property and/or by withholding some of the shares of Common Stock which are being acquired. Any decision or action taken or omitted to be taken by the Committee, arising out of or in connection with the construction, administration, interpretation and effect of the Plan and of its rules and regulations, shall, to the extent permitted by law, be within its absolute discretion (except as otherwise specifically provided herein) and shall be conclusive and binding upon all Grantees and any person claiming under or through any Grantee.

         4.02     AUTHORITY TO GRANT AWARDS. Without limiting the generality of
Section 4.01, the Committee shall have plenary authority, subject to the provisions of the Plan, to grant Incentive Stock Options, Nonstatutory Stock Options and Stock Appreciation Rights and to determine to whom Options and Stock Appreciation Rights shall be granted and the number of shares subject thereto, the Term of each Option, and the terms of such awards, and the waiver or acceleration thereof, including to accelerate the exercisability or vesting of all or any portion of any Option or to extend the period during which an Option is exercisable, provided that no Incentive Stock Option shall be granted which is exercisable after the expiration of ten (10) years from the date it is granted.

         4.03 APPOINTMENT AND OPERATION OF THE COMMITTEE. The members of the Committee shall consist of not less than two (2) members and shall be appointed by, and will serve at the pleasure of, the Board. No member of the Committee shall be employed by the Company or any of its Subsidiaries and each shall qualify in all respects as a "disinterested person" as defined in Rule 16b-3 under the Exchange Act. The Committee shall act by vote or written consent of a majority of its members. Subject to the express provisions and limitations of the Plan, the Committee may adopt such rules, regulations and procedures as it deems appropriate for the conduct of its affairs. It may appoint one of its members to be chairman and any person, whether or not a member, to be its secretary or agent. If no Committee is appointed, then the full Board shall be the Committee for purposes of Plan administration.

         4.04 REVOCATION FOR MISCONDUCT. The Board or the Committee may by resolution immediately revoke, rescind and terminate any Option, or portion thereof, to the extent not yet vested, previously granted or awarded under this Plan to any Officer, Director, Employee or Advisor who is discharged from the employ of the Corporation for Cause.

         4.05 LIMITATION ON LIABILITY. Neither the members of the Board nor any member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan, any rule, regulation or procedure adopted by it pursuant thereto or any Awards granted under it in accordance with the provisions of the Articles of Incorporation of the Corporation. If a member of the Board or the Committee is a party or is threatened to be made a party to any




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threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of anything done or not done by him in such capacity under or with respect to the Plan, the Corporation shall, subject to the requirements of the Corporation's Articles of Incorporation and/or Bylaws and of applicable laws and regulations, indemnify such member against all liabilities and expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in the best interests of the Corporation and/or its Subsidiary Companies and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

         4.06 COMPLIANCE WITH LAW AND REGULATIONS. All Awards granted hereunder shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any government or regulatory agency as may be required. The Corporation shall not be required to issue or deliver any certificates for shares of Common Stock prior to the completion of any registration or qualification of or obtaining of consents or approvals with respect to such shares under any federal or state law or any rule or regulation of any government body, which the Corporation shall, in its sole discretion, determine to be necessary or advisable. Moreover, no Option may be exercised if such exercise would be contrary to applicable laws and regulations.

         4.07 RESTRICTIONS ON TRANSFER. The Corporation may place a legend upon any certificate representing shares acquired pursuant to an Award granted hereunder noting that the transfer of such shares may be restricted.


                                    ARTICLE V
                                   ELIGIBILITY

         Incentive Stock Options and Stock Appreciation Rights may be granted to such Employees of the Corporation as may be designated from time to time by the Board or the Committee. Non-Employee Directors and Advisors to the Corporation shall be eligible to receive only Non-Qualified Options pursuant to Section 8.02 of the Plan or Stock Appreciation Rights under Section 9.01 of the Plan.

                                   ARTICLE VI
                        COMMON STOCK COVERED BY THE PLAN

         6.01 OPTION SHARES. The aggregate number of shares of Common Stock which may be issued pursuant to this Plan, subject to adjustment as provided in
Article X, shall be one million (1,000,000) shares of Common Stock. None of such shares shall be the subject of more than one Award at any time, but if an Option as to any shares is surrendered before exercise, or expires or terminates for any reason without having been exercised in full, or for any other reason ceases to be exercisable, the number of shares covered thereby shall again become available for



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grant under the Plan as if no Awards had been previously granted with respect to such shares.

         6.02 SOURCE OF SHARES. The shares of Common Stock issued under the Plan may be authorized but unissued shares, treasury shares or shares purchased by the Corporation on the open market or from private sources for use under the Plan.

         6.03 SHARES SURRENDERED UPON EXERCISE OF STOCK APPRECIATION RIGHTS. Shares as to which there is a surrender in whole or in part of an Option upon the exercise of a Stock Appreciation Right shall not again be available for grant of Options. Shares of Common Stock delivered upon the exercise of a Stock Appreciation Right shall be provided from Common Stock held in the Company's treasury which is not reserved for some other purpose or from authorized and unissued Common Stock which is not reserved for some other purpose.


                                   ARTICLE VII
                             DETERMINATION OF AWARDS

         7.01 DETERMINATION OF AWARDS. The Board or the Committee shall, in its discretion, determine from time to time the recipients of Awards under the Plan, the number of shares of Common Stock subject to each Award, whether each Option will be an Incentive Stock Option or a Non-Qualified Stock Option and the exercise price of an Option. In making all such determinations there shall be taken into account the duties, responsibilities and performance of each respective recipient, his present and potential contributions to the growth and success of the Corporation, his salary and such other factors deemed relevant to accomplishing the purposes of the Plan.


                                  ARTICLE VIII
                                     OPTIONS

         Each Option granted hereunder shall be on the following terms and conditions:

         8.01 STOCK OPTION AGREEMENT. The proper Officers on behalf of the Corporation and each Optionee shall execute a Stock Option Agreement in the form provided by the Corporation which shall set forth the total number of shares of Common Stock to which it pertains, the exercise price, whether it is a Non-Qualified Option or an Incentive Stock Option, and such other terms, conditions, restrictions and privileges as the Board or the Committee in each instance shall deem appropriate, provided they are consistent with the terms, conditions and provisions of this Plan. Each Optionee shall receive a copy of his executed Stock Option Agreement.

         8.02     OPTION EXERCISE PRICE.

                  (A) INCENTIVE STOCK OPTIONS. The Option Price for an Incentive Stock Option



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shall be the greater of par value or at least one hundred percent (100%) of the
Fair Market Value of a share of Common Stock at the time such Incentive Stock Option is granted, except as provided in Section 8.09(b).

                  (B) NON-QUALIFIED OPTIONS. The Option Price for a Non-Qualified Option shall be established by the Committee at the time of grant but in no event shall be less than 50% of the Fair Market Value at the time of grant.

         8.03     VESTING AND EXERCISE OF OPTIONS.

                  (A) GENERAL RULES. Unless otherwise specified in the Stock Option Agreement, Incentive Stock Options and Non-Qualified Options granted to Employees shall become vested and exercisable over a three (3) year vesting schedule in the following manner: Options shall vest and become exercisable with respect to one-sixth (1/6) of the total number of shares subject to the Option on the one year anniversary of the date of the grant of the Option, with respect to one- third (1/3) of the total number of shares subject to an Option on the two year anniversary of the date of the grant of the Option, and with respect to the remaining one-half (1/2) of the shares subject to the Option on the three year anniversary of the date of the grant of the Option. Notwithstanding the foregoing, no vesting shall occur after an Employee's employment or service, or a Non-Employee Director's service, with the Corporation is terminated for any reason other than his death or Disability. In determining the number of shares of Common Stock with respect to which Options are vested and/or exercisable, fractional shares will be rounded up to the nearest whole number if the fraction is 0.5 or higher, and down if it is less.

                  (B) ACCELERATED VESTING. Unless the Stock Option Agreement provides otherwise at the time an Option is granted, all Options and any associated Stock Appreciation Rights granted under this Plan shall become vested and exercisable in full on the date an Optionee terminates his employment with the Corporation, or service as a Non-Employee Director, because of his death or Disability. All Options hereunder shall become immediately vested and exercisable in full upon a Change in Control or on the date an Optionee terminates his employment with the Corporation, or service as a Non-Employee Director due to Retirement if, as of such date of such Change in Control of the Corporation or Retirement, such treatment is either authorized or is not prohibited by applicable laws and regulations.

                  (C) GRANTEE PURCHASE ELECTION. Upon a Change in Control, Grantees may elect to have the Company purchase the Options as to which no stock appreciation rights have been granted for cash for a period of ninety (90) days following a Change in Control at the Acceleration Price

         8.04     DURATION OF OPTIONS.

                  (A) GENERAL RULE. Except as provided in Sections 8.04(b) and 8.09, each



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Option or portion thereof or Stock Appreciation Right granted to an Optionee shall be exercisable at any time on or after it vests and until the earlier of
(i) ten (10) years after its date of grant or (ii) one (1) year after the date on which the Optionee ceases to be employed by the Corporation or serve as a Non-Employee Director, unless the Board or the Committee in its discretion decides at the time of grant or thereafter to extend such period of exercise upon termination of employment or service from three (3) months to a period not exceeding five (5) years.

                  (B) EXCEPTIONS. If an Employee dies while in the employ of the Corporation or terminates employment with the Corporation as a result of Disability without having fully exercised his Options, the Optionee or the executors, administrators, legatees or distributees of his estate shall have the right, during the twelve-month period following the earlier of his death or termination due to Disability, to exercise such Options. If a Non-Employee Director dies while serving as a Non-Employee Director or terminates his service to the Corporation as a result of Disability without having fully exercised his Options, the Non-Employee Director or the executors, administrators, legatees or distributees of his estate shall have the right, during the twelve-month period following the earlier of his death or termination due to Disability, to exercise such Options. No Option shall be exercisable more than ten (10) years from the date it was granted. In the event of Retirement, an Employee or Non-Employee Director shall be entitled to the same time period set forth above in this
Section 8.04(b) to exercise an Option if, as of the date of such Retirement, such treatment is either authorized or is not prohibited by applicable laws and regulations.

         8.05 NONASSIGNABILITY. Options shall not be transferable by an Optionee except by will or the laws of descent or distribution, and during an Optionee's lifetime shall be exercisable only by such Optionee or the Optionee's guardian or legal representative. Notwithstanding the foregoing, or any other provision of this Plan, an Optionee who holds Non-Qualified Options may transfer such Options to his or her spouse, lineal ascendants, lineal descendants, or to a duly established trust for the benefit of one or more of these individuals. Options so transferred may thereafter be transferred only to the Optionee who originally received the grant or to an individual or trust to whom the Optionee could have initially transferred the Option pursuant to this Section 8.05. Options which are transferred pursuant to this Section 8.05 shall be exercisable by the transferee according to the same terms and conditions as applied to the Optionee.

         8.06 MANNER OF EXERCISE. Options may be exercised in part or in whole and at one time or from time to time. The procedures for exercise shall be set forth in the written Stock Option Agreement.

         8.07 PAYMENT FOR SHARES. Payment in full of the purchase price for shares of Common Stock purchased pursuant to the exercise of any Option shall be made to the Corporation upon exercise of the Option. All shares sold under the Plan shall be fully paid and nonassessable. Payment for shares may be made by the Optionee, (a) in cash, (b) by delivering



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shares of Common Stock (including shares acquired pursuant to the exercise of an
Option) or other property equal in Fair Market Value to the purchase price of the shares to be acquired pursuant to the Option, (c) by withholding some of the shares of Common Stock which are being purchased upon exercise of an Option, or
(d) by any combination of the foregoing.

         8.08 VOTING AND DIVIDEND RIGHTS. No Optionee shall have any voting or dividend rights or other rights of a stockholder in respect of any shares of Common Stock covered by an Option prior to the time that his name is recorded on the Corporation's stockholder ledger as the holder of record of such shares acquired pursuant to an exercise of an Option.

         8.09 ADDITIONAL TERMS APPLICABLE TO INCENTIVE STOCK OPTIONS. All Options issued under the Plan as Incentive Stock Options will be subject, in addition to the terms detailed in Sections 8.01 to 8.08 above, to those contained in this Section 8.09.

                  (A) Notwithstanding any contrary provisions contained elsewhere in this Plan and as long as required by Section 422 of the Code, the aggregate Fair Market Value, determined as of the time an Incentive Stock Option is granted, of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year under this Plan, and stock options that satisfy the requirements of Section 422 of the Code under any other stock option plan or plans maintained by the Corporation (or any parent or Subsidiary Company), shall not exceed $100,000.

                  (B) LIMITATION ON TEN PERCENT STOCKHOLDERS. The price at which shares of Common Stock may be purchased upon exercise of an Incentive Stock Option granted to an individual who, at the time such Incentive Stock Option is granted, owns, directly or indirectly, more than ten percent (10%) of the total combined voting power of all classes of stock issued to stockholders of the Corporation, shall be no less than one hundred and ten percent (110%) of the Fair Market Value of a share of the Common Stock of the Corporation at the time of grant, and such Incentive Stock Option shall by its terms not be exercisable after the earlier of the date determined under Section 8.03 or the expiration of five (5) years from the date such Incentive Stock Option is granted.

                  (C) NOTICE OF DISPOSITION; WITHHOLDING; ESCROW. An Optionee shall immediately notify the Corporation in writing of any sale, transfer, assignment or other disposition (or action constituting a disqualifying disposition within the meaning of Section 421 of the Code) of any shares of Common Stock acquired through exercise of an Incentive Stock Option, within two (2) years after the grant of such Incentive Stock Option or within one (1) year after the acquisition of such shares, setting forth the date and manner of disposition, the number of shares disposed of and the price at which such shares were disposed of. The Corporation shall be entitled to withhold from any compensation or other payments then or thereafter due to the Optionee such amounts as may be necessary to satisfy any withholding requirements of federal or state law or regulation and, further, to collect from the Optionee any additional amounts which may be required for such purpose. The Committee may, in its discretion, require shares of



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Common Stock acquired by an Optionee upon exercise of an Incentive Stock Option to be held in an escrow arrangement for the purpose of enabling compliance with the provisions of this Section 8.09(c).

         8.10 RIGHT OF FIRST REFUSAL. If at the time an Optionee wishes to sell Common Stock purchased with an Option granted hereunder, and if at such time the Common Stock is not publicly traded, then the Corporation shall have the right to purchase such Common Stock from the Optionee at a price equal to its Fair Market Value. If the Corporation does not choose to purchase the Common Stock from an Optionee, then the other Common Stock shareholders shall have the right to purchase such Common Stock at a price equal to its Fair Market Value on a "first-come, first-serve" basis.



                                   ARTICLE IX
                            STOCK APPRECIATION RIGHTS

         9.01 GRANT OF STOCK APPRECIATION RIGHTS. The Committee may grant a Stock Appreciation Right to the Grantee of an Option, either at the time the Option is granted or by amending the Option Agreement at any time thereafter prior to the end of the Term of the associated Option. A Stock Appreciation Right shall be exercisable only during the Term of the associated Option, and only when the Fair Market Value of the shares of Common Stock subject to the Option exceeds the Option Price of such shares.

         9.02 CONDITIONS TO GRANT. The Committee may, at the time of granting a Stock Appreciation Right, add such conditions and limitations to the Stock Appreciation Right as it shall deem advisable.

         9.03 EXERCISE OF STOCK APPRECIATION RIGHT. A Stock Appreciation Right may be exercised in whole or in part in accordance with the terms set forth in the Grantee's Option Agreement. The date of exercise shall be the date upon which notice thereof is received in the office of the Corporation's Secretary.

         9.04 ACCELERATION OF STOCK APPRECIATION RIGHTS. Stock Appreciation Rights shall become immediately exercisable in full for cash at the Acceleration Price. Grantees may elect to have the Company make payment on such Stock Appreciation Rights within a period of thirty (30) days following a Change in Control

         9.05 PAYMENT. Upon the exercise of a Stock Appreciation Right, the payment to be made to the Grantee may be in cash, or in shares of Common Stock valued at their Fair Market Value on the date of exercise, or partly in cash and partly in shares of Common Stock, as determined by the Committee.



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                                    ARTICLE X
                         ADJUSTMENTS FOR CAPITAL CHANGES

         The aggregate number of shares of Common Stock available for issuance under this Plan, the number of shares to which any outstanding Award relates, the maximum number of shares that can be covered by Award to each Optionee and the exercise price per share of Common Stock under any outstanding Option shall be proportionately adjusted for any increase or decrease in the total number of outstanding shares of Common Stock issued subsequent to the effective date of this Plan resulting from a split, subdivision or consolidation of shares or any other capital adjustment, the payment of a stock dividend, or other increase or decrease in such shares effected without receipt or payment of consideration by the Corporation. If, upon a merger, consolidation, reorganization, liquidation or recapitalization of the Corporation, Common Stock shall be exchanged for other securities of the Corporation or of another corporation, each recipient of an Award shall be entitled, subject to the conditions herein stated, to purchase or acquire such number of shares of Common Stock or amount of other securities of the Corporation or such other corporation as were exchangeable for the number of shares of Common Stock of the Corporation which such optionees would have been entitled to purchase or acquire except for such action, and appropriate adjustments shall be made to the per share exercise price of outstanding Options. Notwithstanding any provision to the contrary, the exercise price of shares subject to outstanding Awards may be proportionately adjusted upon the payment of a special large and nonrecurring dividend that has the effect of a return of capital to the stockholders.


                                   ARTICLE XI
                      AMENDMENT AND TERMINATION OF THE PLAN

         The Board may, by resolution, at any time terminate or amend the Plan with respect to any shares of Common Stock as to which Awards have not been granted, subject to any required stockholder approval or any stockholder approval which the Board may deem to be advisable for any reason, such as for the purpose of obtaining or retaining any statutory or regulatory benefits under tax, securities or other laws or satisfying any applicable stock exchange listing requirements. The Board may not, without the consent of the holder of an Award, alter or impair any Award previously granted or awarded under this Plan as specifically authorized herein.

                                   ARTICLE XII
                          EMPLOYMENT AND SERVICE RIGHTS

         Neither the Plan nor the grant of any Awards hereunder nor any action taken by the Committee or the Board in connection with the Plan shall create any right on the part of any Employee or Non-Employee Director to continue in such capacity.




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                                  ARTICLE XIII
                                   WITHHOLDING

         13.01 TAX WITHHOLDING. The Corporation may withhold from any cash payment made under this Plan sufficient amounts to cover any applicable withholding and employment taxes, and if the amount of such cash payment is insufficient, the Corporation may require the Optionee to pay to the Corporation the amount required to be withheld as a condition to delivering the shares acquired pursuant to an Award. The Corporation also may withhold or collect amounts with respect to a disqualifying disposition of shares of Common Stock acquired pursuant to exercise of an Incentive Stock Option, as provided in
Section 8.09(c).

         13.02 METHODS OF TAX WITHHOLDING. The Board or the Committee is authorized to adopt rules, regulations or procedures which provide for the satisfaction of an Optionee's tax withholding obligation by the retention of shares of Common Stock to which the Employee would otherwise be entitled pursuant to an Award and/or by the Optionee's delivery of previously-owned shares of Common Stock or other property.


                                   ARTICLE XIV
                        EFFECTIVE DATE OF THE PLAN; TERM

         14.01 EFFECTIVE DATE OF THE PLAN. This Plan shall become effective on the Effective Date, and Awards may be granted hereunder no earlier than the date that this Plan is approved by stockholders of the Corporation and prior to the termination of the Plan, provided that this Plan is approved by stockholders of the Corporation pursuant to Article XV hereof.

         14.02 TERM OF THE PLAN. Unless sooner terminated, this Plan shall remain in effect for a period of ten (10) years from the Effective Date. Termination of the Plan shall not affect any Awards previously granted and such Awards shall remain valid and in effect until they expire or are earned, exercised, surrendered, or forfeited.


                                   ARTICLE XV
                              STOCKHOLDER APPROVAL

         The Corporation shall submit this Plan to stockholders for approval at a meeting of stockholders, or by the unanimous written consent of the stockholders, of the Corporation held within twelve (12) months following the Effective Date in order to meet the requirements of (i) Section 422 of the Code and regulations thereunder, and (ii) Section 162(m) of the Code and regulations thereunder, and (iii) the National Association of Securities Dealers, Inc. for quotation of the Common Stock on the NASDAQ Stock Market's National Market or any other securities market or exchange, if applicable.



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                                   ARTICLE XVI
                                  MISCELLANEOUS

         16.01 GOVERNING LAW. To the extent not governed by federal law, this Plan shall be construed under the laws of the State of Delaware.

         16.02 PRONOUNS. Wherever appropriate, the masculine pronoun shall include the feminine pronoun, and the singular shall include the plural

























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